                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: December 10, 1997


                              FIFTH DIMENSION INC.
                              --------------------
               (Exact name of Registrant as Specified in Charter)




           New Jersey                   02532                    21-0717490
        ------------------         ------------------        ------------------
         (State or other            (Commission File          (I.R.S. Employer
          jurisdiction of               Number)                Identification
          incorporation)                                           Number)





            801 New York Avenue, Trenton, New Jersey          08638-3982
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         (Address of Principal Executive Office)              (Zip Code)


               Registrant's Telephone Number, including Area Code:

                                 (609) 393-8350
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Item 5:  Other Events
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         This is a follow up of Registrant's Form 10QSB of September 30, 1997, which stated that Registrant was negotiating the renewal of its credit line which expired as of April 30, 1997 and that failure to extend repayment of the current credit line balance and obtain adequate additional short term financing may result in the Registrant's inability to meet its cash obligations.

     The Company has reached an agreement with the its former bank on an extension of the repayment of the $466,000 line of credit and installment loan balances and has finalized a mortgage loan agreement on the Company's facilities, which loan was guaranteed by the Company's major shareholder.

     The Company has suspended production of the IMU slip rings remaining to be shipped under the Kearfott Guidance and Navigation contract following further test failures similar to the failures experienced in late 1996. Further tests and meetings are scheduled to attempt to determine the source of the test failures. This interruption in the delivery of the IMU slip rings will have an adverse effect on the cash flow of the Company in the fourth quarter of this year, and in the first quarter of 1998.

     After repeated administrative delays by the customer since contract inception, the status of the Acala Program is uncertain. As of this writing, the Company has been informed that the Government may terminate the contract for convenience. This development could potentially delay payments resulting in further adverse effect on the Company's cash flow and inability to meet its financial obligations in early 1998.

     As a consequence of the financial difficulties experienced by the Company in 1997 and the decision of the Company's bank not to renew its credit facility, the Company is unable to meet the minimum capital and surplus requirements of the NASDAQ Stock Market. NASDAQ has notified the Company that its stock will be delisted effective on December 9, 1997. The Company does not plan to appeal the decision as it has not found any meaningful way to increase its minimum capital and surplus requirement in the short time provided by NASDAQ. Instead, the Company opted to be delisted, and will reapply for listing when it again meets the NASDAQ listing requirements.



                                      Fifth Dimension Inc.
                                    ------------------------
                                          (Registrant)


                                    -----------------------------------
                                    By:      Craig E. Ebner
                                    Its:     President,
                                             Chief Executive Officer